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                               EXHIBIT 23(E)(2)A.

                      AMENDMENT TO UNDERWRITING AGREEMENT

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                          TRANSAMERICA INVESTORS, INC.
                       AMENDMENT TO UNDERWRITING AGREEMENT
                       DATED DECEMBER 8, 2003, AS AMENDED

WHEREAS, effective December 8, 2003, Transamerica Investors, Inc. ("the Fund") and AFSG Securities Corporation ("AFSG") have entered into an Underwriting Agreement ("the Agreement") to provide distribution services for shares of the Fund;

WHEREAS, effective May 1, 2007, the Board of Directors of the Fund desires to appoint Transamerica Capital, Inc. ("TCI"), located at 4600 S. Syracuse Street, Denver, Colorado 80237-2719 as the principal underwriter of the Fund; and

WHEREAS, effective May 1, 2007, TCI will provide the same services as previously provided by AFSG, and such services will be provided with no increase in the fee structure.

NOW, THEREFORE BE IT

RESOLVED, that effective May 1, 2007, the Agreement is hereby amended to replace AFSG with TCI as principal underwriter for the Fund.

In all other respects, the Agreement, as amended, is confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 1, 2007.

Attest:                                 Transamerica Investors, Inc.:


/s/ Kathleen S. Mullarkey               /s/ Glenn Brightman
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Name: Kathleen S. Mullarkey             Name: Glenn Brightman
Title: Paralegal                        Title: Senior Vice President


Attest:                                 Transamerica Capital, Inc.:


/s/ Kathleen S. Mullarkey               /s/ Robert Frederick
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Name: Kathleen S. Mullarkey             Name: Robert Frederick
Title: Paralegal                        Title: Executive Vice President


Attest:                                 AFSG Securities Corporation:


/s/ Kathleen S. Mullarkey               /s/ Kyle A. Keelan
-------------------------------------   ----------------------------------------
Name: Kathleen S. Mullarkey             Name: Kyle A. Keelan
Title: Paralegal                        Title: Vice President